UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 9, 2015 (July 3, 2015)

Emdeon Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34435	20-5799664
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3055 Lebanon Pike, Suite 1000 Nashville, TN	37214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 932-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 3, 2015, MediFAX-EDI, LLC (“MediFAX”), a Tennessee limited liability company and wholly owned subsidiary of Emdeon Inc. (“Emdeon”), and Alto Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of MediFAX (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among MediFAX, Merger Sub, Altegra Health, Inc., a Delaware corporation (“Altegra”) and Parthenon Investors III, L.P., a Delaware limited partnership, solely in its capacity as the Stockholders’ Representative, providing for the merger of Merger Sub with and into Altegra (the “Merger”) with Altegra surviving the Merger as an indirect wholly owned subsidiary of Emdeon. The closing of the Merger is currently anticipated to occur in the third quarter of 2015.

Pursuant to the terms of the Merger Agreement, Emdeon and its affiliates are expected to pay approximately $910.0 million (the “Purchase Price”) in cash for Altegra at the closing of the Merger, which Purchase Price is subject to post-closing adjustments based on working capital, indebtedness and transaction expenses as of the closing date of the Merger. Emdeon has obtained debt and equity financing commitments to support the acquisition and anticipates paying the Purchase Price from a combination of available cash and proceeds from new debt and equity offerings. For additional information related to the debt and equity financing, see Item 7.01 of this Current Report on Form 8-K (this “Current Report”).

At the effective time of the Merger, each issued and outstanding share of common stock of Altegra (the “Altegra Common Stock”) shall cease to exist and be converted into the right to receive, upon delivery of a duly-executed and completed letter of transmittal, the per-share portion of the consideration in the Merger. Each issued and outstanding option for Altegra Common Stock shall be terminated and each option holder shall, upon delivery of a duly-executed option cancelation acknowledgement agreement, generally be entitled to receive the per-share portion of the consideration in the Merger for each such option held less the exercise price per share underlying such option.

The Merger Agreement contains customary representations and warranties and covenants from Altegra, including representations and warranties about Altegra’s business, assets, operations and liabilities. The closing of the Merger is conditioned upon, among other things, the performance in all material respects by the parties of their respective covenants set forth in the Merger Agreement and the absence of any change or event which has had, since December 31, 2014, a material adverse effect on Altegra and its subsidiaries. In the event that Emdeon and its affiliates do not close the transactions contemplated by the Merger Agreement when all conditions have been satisfied, including for a failure of the financing to be funded in accordance with its terms, then the Stockholders’ Representative or Altegra would have the right to terminate the Merger Agreement, and a termination fee of $40.0 million would be payable to Altegra.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Merger Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

In connection with the execution of the Merger Agreement, Emdeon entered into a commitment letter (the “Debt Commitment Letter”) with a consortium of lender banks (the “Debt Commitment Parties”), pursuant to which, subject to customary conditions, the Debt Commitment Parties have committed to provide Emdeon with debt financing for the Merger through a senior secured incremental term loan facility and senior unsecured bridge loans (the “Debt Commitment Financing”). Emdeon also entered into a commitment letter (the “Equity Commitment Letter”) with Blackstone Capital Partners VI, L.P. (“Blackstone”), pursuant to which Blackstone committed, subject to customary conditions, to provide Emdeon with potential equity financing for the Merger by the purchase, or causing the purchase, of equity of Emdeon (the “Equity Commitment Financing”). The financing commitments pursuant to the Debt Commitment Letter and the Equity Commitment Letter represent, in the aggregate, total commitments of $805.0 million by the Debt Commitment Parties and Blackstone, collectively. The proceeds of the Debt Commitment Financing and, to the extent necessary, the Equity Commitment Financing will be used by Emdeon to pay a portion of the Purchase Price and to consummate the other transactions contemplated by the Merger Agreement, including to pay fees, costs and expenses related to the Merger. The Debt Commitment Parties or their respective affiliates have provided, or may in the future provide, certain commercial banking, financing advisory, investment banking and other services in the course of business for Emdeon, its subsidiaries and certain of its affiliates, for which they have received customary fees and commissions.

On July 6, 2015, Emdeon issued a press release announcing the execution of the Merger Agreement. A copy of Emdeon’s press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information furnished under Item 7.01 of this Current Report and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by Emdeon under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Information set forth in this Current Report (including the exhibits attached hereto) contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risk and uncertainties. A discussion of factors that may affect future results is contained in registrant’s filings with the Securities and Exchange Commission. Registrant disclaims any obligation to update forward-looking statements, except as may be required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith to this Current Report.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated July 3, 2015, by and among MediFAX-EDI, LLC, Alto Merger Sub Inc., Altegra Health, Inc. and Parthenon Investors III, L.P., solely in its capacity as the Stockholders’ Representative.

99.1	Press Release dated July 6, 2015

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Emdeon Inc. hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMDEON INC.
Date: July 9, 2015	By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated July 3, 2015, by and among MediFAX-EDI, LLC, Alto Merger Sub Inc., Altegra Health, Inc. and Parthenon Investors III, L.P., solely in its capacity as the Stockholders’ Representative.

99.1	Press Release dated July 6, 2015

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Emdeon Inc. hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.